UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): July 24, 2008

                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                                NO CHANGE
                          ______________________
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 5.02   Departure of Directors or Certain Officers; Election of
            _______________________________________________________
            Directors; Appointment of Certain Officers; Compensatory
            ________________________________________________________
            Arrangements of Certain Officers.
            ________________________________

      On July 24, 2008, NIKE, Inc. (the "Company") entered into an Amended and Restated Covenant Not to Compete and Non-Disclosure Agreement with each of Mark G. Parker and Charles D. Denson. The two agreements contain amendments made to comply with the provisions of Section 409A of the Internal Revenue Code of 1986 and thereby avoid the tax penalties to each of these two executive officers that would result from failure to comply. Each of the agreements contains a covenant not to compete with the Company that extends for two years following the employee's termination of employment. Under the prior form of Covenant Not to Compete and Non-Disclosure Agreement with each of these two executive officers, if the employee's employment was terminated by the Company, the Company generally would make monthly payments to the employee during the two-year noncompetition period in an amount equal to one-twelfth of the employee's then current annual salary and target Performance Sharing Plan bonus ("Annual NIKE Income"). The prior form of Covenant Not to Compete and Non-Disclosure Agreement also generally provided that if the employee voluntarily resigned, the Company would make monthly payments to the employee during the two-year noncompetition period in an amount equal to one-twenty-fourth of the employee's then current Annual NIKE Income.

     Section 409A of the Internal Revenue Code requires that the above-described monthly payments may not commence until six months after the employee's "separation from service" as defined in Treasury Regulations (section) 1.409A-1(h). Accordingly, under the Amended and Restated Covenant Not to Compete and Non-Disclosure Agreements with Messrs. Parker and Denson, commencement of the above-described monthly payments will be delayed until after the six-month period following the employee's separation from service in order to comply with Section 409A and avoid tax penalties for the employee. Under the amended and restated agreements, all payments that the employee would otherwise have received before the date that is six months after the employee's separation from service will be accumulated by the Company and paid to the employee in a lump sum promptly following the end of the six-month period, together with interest on these delayed payments at a fluctuating rate per annum equal to the prime rate as published from time to time in The Wall Street Journal. A copy of the Amended and Restated Covenant Not to Compete and Non-Disclosure Agreement with Mr. Parker is filed as Exhibit 10.1 hereto, and a copy of the Amended and Restated Covenant Not to Compete and Non-Disclosure Agreement with Mr. Denson is filed as Exhibit 10.2 hereto.

Item 9.01 Financial Statements and Exhibits.
          _________________________________

(d) Exhibits

     10.1 Amended and Restated Covenant Not to Compete and Non-Disclosure Agreement between NIKE, Inc. and Mark G. Parker dated July 24, 2008.

     10.2 Amended and Restated Covenant Not to Compete and Non-Disclosure Agreement between NIKE, Inc. and Charles D. Denson dated July 24, 2008.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  July 24, 2008
                                         /s/ Donald W. Blair
                                         __________________________
                                         By: Donald W. Blair
                                           Chief Financial Officer